Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Announces Focus on Strategic Investments and Operational Efficiencies

SHIPPENSBURG, PA (September 24, 2020) -- Orrstown Financial Services, Inc. ("Orrstown"), the holding company for Orrstown Bank (the "Bank") is announcing a series of steps to adjust its near-term tactical plans due to the COVID-19 pandemic. These changes involve the consolidation of six branch locations, the elimination of excess back office space and certain staffing model adjustments. These initiatives are expected to generate approximately $4 million of pre-tax annual expense savings once completed, with a one-time pre-tax charge of approximately $1.5 million to be incurred in the third quarter of 2020. Additional strategies are being developed for 2021 to maintain fee-based revenue at levels above historical trends and to continue to optimize the balance sheet mix during an anticipated prolonged period of low interest rates.
“We continuously review our business model, operations, and delivery channels to ensure that we are operating as efficiently as possible,” commented Thomas R. Quinn, Jr., Orrstown’s President and Chief Executive Officer. “As the banking habits of consumers and our clients evolve, we have seen these habits accelerated during the COVID-19 pandemic. Clients are becoming more reliant on our digital services, and as such, we will continue to invest the resources necessary to ensure a robust online, mobile, and ATM experience. We still believe in the value of our branch delivery channel, and the personal touch and relationship that it fosters, as clients continue to visit our branches for sound advice and assistance with complex financial situations.”
Quinn continued, “Further, all of these changes are designed to proactively prepare for a challenging operating environment in 2021, which forecasts a lower net interest margin due to historically low interest rates and anticipated higher asset quality related costs. Fortunately, Orrstown has made significant investments in technology in recent years, which enables the Bank to adjust its physical branch footprint and staffing model at this time. In short, we are investing in the future direction of the company which best positions us to meet the growing needs of our clients.”
Orrstown anticipates that the savings generated from the staffing model adjustments will be approximately $2.5 million annually (pre-tax) and will be fully phased in by the start of 2021. The reductions will reduce the employee count by approximately 8%. The branch consolidations, which are expected to save approximately $1.4 million annually (pre-tax), are subject to regulatory approval and are expected to be completed no later than Q1 2021. The Bank is not exiting any markets and is simply adjusting its distribution model by reducing its physical footprint within existing markets. Of the six branches to be consolidated, three are located in Pennsylvania and three are located in Maryland. If you combine these consolidations with the five announced in 2019, Orrstown will have consolidated 11 branches, or 30% of its physical branch locations, since December 31, 2019. Once the branch consolidations are complete, the Bank’s average branch size is expected to be approximately $80 million, a significant increase from approximately $50 million in December of 2019.
The branch consolidations, combined with the elimination of excess back office space will meaningfully reduce the Bank’s operational complexity. Upon completion of this initiative, the Bank will have reduced its leased and owned office space by 27% since December 31, 2019. Additionally, the Bank anticipates an additional $0.1 million in annual cost savings as a result of the elimination of excess non-branch real estate, which is expected to be completed by the end of the first quarter of 2021.

The following branch locations will be closing by the first quarter of 2021:

•5600 Harford Rd. Baltimore, MD 21214
•788 Washington Blvd., Baltimore, MD 21230
•22 S. Hanover St, Carlisle, PA 17013
•1400 Gilbert Way, Suite 101, Lancaster, PA 17601
•2098 Spring Valley Rd, Lancaster, PA 17601
•501 Fairmount Ave, Ste 200, Towson, MD 21286

Asset Quality Update
Despite a reduction in the number and amount of COVID-19 related loan deferrals since June 30, 2020, the Bank continuously monitors the impact of economic developments on our clients. Economic uncertainty remains elevated. Below is an update on the impact of the COVID-19 pandemic on the loan portfolio at August 31, 2020 and June 30, 2020 (dollars in 000's).
The following table summarizes COVID-19 related modifications, including deferrals and forbearances:

Loan Type	Amount of Loans		Percent of Non-PPP Loans
	8/31/2020	6/30/2020	8/31/2020	6/30/2020
Commercial	$71,464	$218,060	6.5%	20.0%
Consumer Portfolio Loans	21,005	21,209	4.4	4.2

Total Loans	$92,469	$239,269	5.8%	15.1%

The following table summarizes COVID-19 related deferral balances within certain industry segments at August 31, 2020:

Industry Segment	Balance	% of Total non-PPP Loans	$ Non-PPP Segment Total	% of non-PPP Segment
Hotel/Motel	$24,946	1.6%	$48,598	51.3%
Restaurant/Bar	5,652	0.4	31,994	17.7
Multi-Family CRE	19,864	1.3	110,994	17.9
Strip Center/Retail	—	—	50,536	—
Senior Housing	—	—	46,818	—

Investor Relations Contact:	Media Contact:
Matthew C. Schultheis, CFA	Luke Bernstein
Director, Strategic Planning and Investor Relations	Corporate Communications Officer
Phone (717) 510-7127	Phone (717) 510-7107

About the Company

With $2.8 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provides a wide range of consumer and business financial services through banking offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.

Cautionary Note Regarding Forward-looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to realize the cost savings from our branch consolidation and efficiency efforts. In addition to risks and uncertainties related to the COVID-19 pandemic and resulting governmental and societal responses, factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: the inability to fully achieve expected savings, efficiencies or synergies from our branch consolidation efforts, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations, including tax laws and corporate income tax rates; interest rate movements; changes in credit quality; deteriorating economic conditions; the failure of the SBA to honor its guarantee of loans issued under the SBA PPP; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2019 Annual Report on Form 10-K and subsequent filings. The foregoing list of factors is not exhaustive.

If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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